UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On August 24, 2010, the Company issued common stock to the Edward E. Colson, III Trust (the “ColsonTrust”) in connection with the exercise of a warrant originally purchased by the ColsonTrust pursuant to the terms of a Securities Purchase Agreement dated as of May 17, 2005, as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on May 24, 2005. Mr. Colson, trustee of the Colson Trust, serves as a director of the Company. The exercise price of these warrants was $1.95 per share. Warrants to purchase an aggregate of 115,200 shares were exercised pursuant to their cashless exercise provisions resulting in 32,307 shares of Company common stock being issued. The warrant was set to expire on August 29, 2010. After the exercise of this warrant, Mr. Colson is now the beneficial owner of 817,153 shares of the Company’s common stock representing approximately 3.5 percent of the Company’s outstanding common stock.

The issuance of the shares was exempt from registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: August 26, 2010

	By:	/s/ Ronald D. Mogel
Senior Vice President
and Chief Financial Officer